Exhibit 33.2

Management’s Assertion on Compliance with Applicable

Regulation AB Servicing Criteria

1. Rialto Capital Advisors, LLC (“Rialto”), the Special Servicer in the agreements listed on Exhibit 1 (the “Pooling and Servicing Agreements”), is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, for the period from January 1, 2016, up to and including December 31, 2016, or applicable shorter period there within, (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include the transactions listed on Exhibit 1 that are commercial mortgage-asset backed securities transactions for which Rialto acted as Special Servicer on or after January 1, 2016, or for the Applicable Certification Period as listed on Exhibit 1 (the “Platform”), and were registered after January 1, 2006, with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

2. Rialto has engaged certain vendors (the “Vendors”) to perform specific, limited, or scripted activities, and Rialto elects to take responsibility for assessing compliance with the servicing criteria, or portion of the servicing criteria, applicable to such Vendors’ activities as set forth in Appendix A hereto. Rialto has determined its Vendors are not “servicers” as defined in Item 1101 (j) of Regulation AB and asserts that it has policies and procedures in place to provide reasonable assurance that the Vendors’ activities comply, in all material respects, with the servicing criteria applicable to each vendor;

3. Except as set forth in paragraph 4 below, Rialto used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to Rialto based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. Rialto has complied, in all material respects, with the applicable servicing criteria as of December 31, 2016, and for the Reporting Period with respect to the Platform taken as a whole.

6. Rialto has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2016, and for the Reporting Period with respect to the Platform taken as a whole;

7. Rialto has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2016, and for the Reporting Period with respect to the Platform taken as a whole; and

8. NDB Accountants & Consultants, LLP, a registered public accounting firm, has issued an attestation report on Rialto’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

Date:	March 1, 2017

Name:	Adam Singer

Title:	Managing Director

Signature:	/s/ Adam Singer

Management’s Assertion on Compliance

Exhibit 1

Pooling and Servicing Agreements	Applicable Certification Period
WFRBS 2012-C8	January 1, 2016 to December 31, 2016
FDIC 2012-C1	January 1, 2016 to December 31, 2016
WFCM 2012-LC5	January 1, 2016 to December 31, 2016
UBS-Barclays 2012-C3	January 1, 2016 to December 31, 2016
UBS-Barclays 2012-C4	January 1, 2016 to December 31, 2016
GSMS 2012-GCJ9	January 1, 2016 to December 31, 2016
JPMCC 2012-LC9	January 1, 2016 to December 31, 2016
COMM 2013-LC6	January 1, 2016 to December 31, 2016
WFRBS 2013-C12	January 1, 2016 to December 31, 2016
UBS-Barclays 2013-C6	January 1, 2016 to December 31, 2016
GSMS 2013-GCJ12	January 1, 2016 to December 31, 2016
WFRBS 2013-C14	January 1, 2016 to December 31, 2016
WFRBS 2011-C5	January 1, 2016 to December 31, 2016
WFCM 2013-LC12	January 1, 2016 to December 31, 2016
WFRBS 2011-C2	January 1, 2016 to December 31, 2016
WFRBS 2011-C3	January 1, 2016 to December 31, 2016
WFRBS 2011-C4	January 1, 2016 to December 31, 2016
UBS-Citigroup 2011-C1	January 1, 2016 to December 31, 2016
UBS 2012-C1	January 1, 2016 to December 31, 2016
WFRBS 2012-C6	January 1, 2016 to December 31, 2016
GSMS 2011-GC3	January 1, 2016 to December 31, 2016
COMM 2013-LC13	January 1, 2016 to December 31, 2016
WFRBS 2013-C16	January 1, 2016 to December 31, 2016
GSMS 2013-GCJ16	January 1, 2016 to December 31, 2016
WFRBS 2013-C17	January 1, 2016 to December 31, 2016
GSMS 2012-GC6	January 1, 2016 to December 31, 2016
MSBAM 2013-C13	January 1, 2016 to December 31, 2016
COMM 2014-CCRE14	January 1, 2016 to December 31, 2016
MSBAM 2014-C14	January 1, 2016 to December 31, 2016
WFRBS 2014-LC14	January 1, 2016 to December 31, 2016
COMM 2014-LC15	January 1, 2016 to December 31, 2016
WFRBS 2014-C20	January 1, 2016 to December 31, 2016
COMM 2014-CCRE18	January 1, 2016 to December 31, 2016
CGCMT 2014-GC23	January 1 , 2016 to December 31, 2016
MSBAM 2014-C17	January 1, 2016 to December 31, 2016
COMM 2014-UBS5	January 1, 2016 to December 31, 2016
MSBAM 2014-C18	January 1, 2016 to December 31, 2016
COMM 2012-CCRE4	January 1, 2016 to December 31, 2016
COMM 2012-LC4*	January 1, 2016 to December 31, 2016
WFRBS 2014-C24	January 1, 2016 to December 31, 2016
JPMBB 2014-C25	January 1, 2016 to December 31, 2016
LCCM 2014-909	January 1, 2016 to December 31, 2016
MLMI 1998-C3	January 1, 2016 to December 31, 2016
WFCM 2014-LC18	January 1, 2016 to December 31, 2016
COMM 2015-DC1	January 1, 2016 to December 31, 2016

Management’s Assertion on Compliance

GSMS 2015-GC28	January 1, 2016 to December 31, 2016
WFCM 2015-C27	January 1, 2016 to December 31, 2016
WFCM 2015-LC20	January 1, 2016 to December 31, 2016
WFCM 2015-NXS1	January 1, 2016 to December 31, 2016
CSAIL 2015-C2	January 1, 2016 to December 31, 2016
WFCM 2015-NXS2	January 1, 2016 to December 31, 2016
COMM 2015-PC1	January 1, 2016 to December 31, 2016
CSAIL 2015-C3	January 1, 2016 to December 31, 2016
WFCM 2015-SG1	January 1, 2016 to December 31, 2016
WFCM 2015-LC22	January 1, 2016 to December 31, 2016
COMM 2015-CCRE27	January 1, 2016 to December 31, 2016
WFCM 2015-NXS4	January 1, 2016 to December 31, 2016
MSCI 2015-UBS8	January 1, 2016 to December 31, 2016
CSAIL 2016-C5	February 9, 2016 to December 31, 2016
WFCM 2016-C32	February 18, 2016 to December 31, 2016
WFCM 2016-NXS5	February 26, 2016 to December 31, 2016
CGCMT 2015-GC27 (Special Servicer solely for the Boca Hamptons Plaza Portfolio Loan)	January 1, 2016 to December 31, 2016
WFCM 2016-C33	March 31, 2016 to December 31, 2016
MSBAM 2016-C29	May 5, 2016 to December 31, 2016
CFCRE 2016-C4	May 18, 2016 to December 31, 2016
GSMS 2016-GS2 (Special Servicer solely for the Veritas Multifamily Pool 2 only)	May 31, 2016 to December 31, 2016
BACM 2016-UBS10	June 7, 2016 to December 31, 2016
SGCMS 2016-C5	July 19, 2016 to December 31, 2016
WFCM 2016-BNK1	August 18, 2016 to December 31, 2016
CD 2016-CD1	August 25, 2016 to December 31, 2016
GSMS 2016-GS3	September 30, 2016 to December 31, 2016
MSBAM 2016-C31	November 14, 2016 to December 31, 2016
CGCMT 2016-C3	November 17, 2016 to December 31, 2016
CFCRE 2016-C6	November 22, 2016 to December 31, 2016
CSAIL 2016-C7	November 22, 2016 to December 31, 2016
MSC 2016-UBS12	December 7, 2016 to December 31, 2016

*	Supplemental clarification regarding COMM 2012-LC4:

By trustee’s notification, dated September 13, 2016, Rialto was advised of its termination as special servicer of the COMM 2012-LC4 pool and of the appointment of KeyBank, National Association (“KeyBank”) as replacement special servicer, which termination and replacement appointment was indicated as being effective as of September 12, 2016. On February 9, 2017, Rialto was advised that various notices and certain other requirements under the Pooling and Servicing Agreement had not been properly delivered by the Directing Holder, KeyBank and certain other parties unrelated to Rialto. Accordingly, the information provided in this certification reflects the foregoing by including the COMM 2012-LC4 as a pool serviced by Rialto through December 31, 2016. KeyBank has advised Rialto that the only action taken by it as purported Special Servicer of the pool for the period September 12, 2016 through December 31, 2016 was a consent to a lease amendment respecting a J.C. Penney Lease relating to the Plaza de Sol Loan and that no Servicing Transfer Events occurred during said period. Rialto has been provided with and has reviewed the relevant materials applicable to such lease amendment consent and has concurred in the consent action taken by KeyBank.

Management’s Assertion on Compliance

APPENDIX A

SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Inapplicable Servicing Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the [pool assets] are maintained.		X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

1122(d)(i)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X1

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X2

Management’s Assertion on Compliance

SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Inapplicable Servicing Criteria
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of [pool assets] serviced by the Servicer.	X3

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on [pool assets] is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	[pool asset] and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on [pool assets], including any payoffs, made in accordance with the related [pool asset] documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related [pool asset] documents.		X4

1122(d)(4)(v)	The Servicer’s records regarding the [pool assets] agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s [pool assets] (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

Management’s Assertion on Compliance

SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Inapplicable Servicing Criteria
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a [pool asset] is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent [pool assets] including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for [pool assets] with variable rates are computed based on the related [pool asset] documents.		X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s [pool asset] documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable [pool asset] documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related [pool assets], or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X5

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

1)	Rialto Capital Advisors, LLC performs the activities pertaining to these criteria, except for specific, limited activities performed by its third party property managers relating to REO Property, if any. Rialto has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third party property managers.
2)	Payment activities are processed by Rialto’s Accounts Payable department, however, unissued check stocks are controlled and physically maintained at a different location (the parent/affiliate company, Lennar) and are not accessible to Rialto personnel. Although this criteria is addressed by a parent/affiliate organization, Rialto has accepted responsibility for this criteria.
3)	Only items (A) and (B) of the Servicing Criteria are applicable to Rialto Capital Advisors, LLC as special servicer. Items (C) and (D) are inapplicable as the responsibility for filing reports with the Commission and agreeing totals to the Servicer records rests with the Trustee and/or Certificate Administrator, as applicable.

Management’s Assertion on Compliance

4)	Primary responsibility for processing borrower payments rests with the Master Servicer, however, Rialto Capital Advisors, LLC may from time to time receive payments on an exception basis which are forwarded to the Master Servicer in accordance with such criterion.
5)	Rialto Capital Advisors, LLC provides the applicable Master Servicer relating to each deal with the final recovery determination and data utilized to complete IRS Form 1099C on loans with charge-offs, however, the ultimate responsibility for adjusting the loan record, reporting to the IRS, and delivering 1099C Forms to the borrower rests with the Master Servicer.

Management’s Assertion on Compliance